UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  January 1, 2007

GRAPHIC PACKAGING CORPORATION

Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2007, Mr. Stephen M. Humphrey retired as President, Chief Executive Officer and a member of the Board of Directors of Graphic Packaging Corporation (the “Company”).  Mr. Humphrey will continue to serve as Vice-Chairman of the Company.  Also effective January 1, 2007, Mr. David W. Scheible, the Company’s former Chief Operating Officer, was elected to serve as President and Chief Executive Officer and as a member of the Company’s Board of Directors.  Mr. Scheible’s election to the Board of Directors was consistent with Amendment No. 3 to the Company’s Stockholders Agreement among Clayton, Dubilier & Rice Fund V Limited Partnership, EXOR Group S.A., the Coors Family Stockholders and the Company dated as of July 20, 2006, pursuant to which Mr. Humphrey’s seat on the Board of Directors shall be made available to each subsequent Chief Executive Officer of the Company elected by the Board for the duration of his or her service in such position.  Mr. Scheible will serve as a Class II director until the Annual Meeting of Stockholders in 2008.

Information required to be disclosed pursuant to Items 401(b) and (e) of Regulation S-K with respect to Mr. Scheible is incorporated herein by reference to the unnumbered item in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 3, 2006.  Mr. Scheible has no family relationship with any of the Company’s directors or executive officers and has engaged in no transactions with the Company required to be reported under Item 404(a) of Regulation S-K.  A brief description of the Employment Agreement between Mr. Scheible and the Company entered into in connection with the Company’s management succession plan is incorporated herein by reference to the disclosure provided in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: January 2, 2007	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary